Exhibit 10.6
AMENDMENT NO. 1
TO
BURLINGTON RESOURCES INC.
COMPENSATION PLAN
FOR NON-EMPLOYEE DIRECTORS
          The Burlington Resources Inc. Compensation Plan for Non-Employee Directors is hereby amended as follows, effective for deferrals on or after January 1, 2006:
          1. Section 4.2 is amended to read as follows:
          “4.2 Memorandum Accounts. Each Plan Year the Company shall establish a ledger or notional account (the ‘Memorandum Account’) for each Non-Employee Director who has elected to defer payment of all or part of his or her Compensation for that Plan Year for the purpose of reflecting the Company’s obligation to pay the deferred Compensation for such Plan Year as specified pursuant to Section 4.6; provided, however, that all Memorandum Accounts established for a Participant that are to be paid in the same manner, e.g., a lump sum, 5 annual installments or 10 annual installments, may be combined into a single Memorandum Account.”
          2. The second sentence of Section 4.3 is amended to read as follows:
“Such interest shall be credited to the Interest Account as of such valuation dates as shall be established by the Management Committee.”
          3. Section 4.3 is amended by adding the following sentence at the end thereof:
     “The Management Committee shall determine, in its sole discretion, the valuation dates for valuing each Participant’s Account(s).”
          4. Section 4.6 is amended to read as follows:
          “4.6 Payment of Accounts. Upon a Participant’s Termination, the Company shall pay to such Participant (or to his or her Beneficiary in case of the Participant’s death) an amount in cash equal to the balance then credited to his or her affected Account(s) as follows:
(a) a lump sum payment; or
(b) in 5 consecutive substantially equal annual installments; or
(c) in 10 consecutive substantially equal annual installments;
whichever form of payment has been elected by the Participant. Payment of Accounts shall commence or be made in the January following the year in which the Participant’s Termination occurs. In the case of distribution to a Participant in installments, payment will be made on a pro rata basis from each of the Participant’s Accounts.”